AGREEMENT


         THIS AGREEMENT, dated as of June 4, 1996 is entered into by and between LifeRate Systems, Inc., a Minnesota corporation (the "Company"), and Jeffrey B. Comer, an individual presently residing in the State of Maryland (the "Former Executive").

         A. The Former Executive's employment with the Company terminated effective April 24, 1996 (the "Termination Date").

         B. The Company and the Former Executive desire to (i) enter into a consulting arrangement and (ii) settle and resolve in a final and binding way any and all existing and potential claims or disputes between the Company and the Former Executive relating in any way to their prior employment and consulting relationship and the termination of such relationships.

         In consideration of the foregoing and the mutual agreements set forth below, the parties hereto agree as follows:

         1. In consideration for the Release by the Company provided in Section 2(d) and the other terms and conditions hereof, the Former Executive agrees to the following:

                  (a) He will execute contemporaneously herewith the Release in the form attached hereto as Exhibit A, the terms of which are incorporated herein by reference.

                  (b) He will execute contemporaneously herewith the Consulting Agreement in the form attached hereto as Exhibit B, the terms of which are incorporated herein by reference.

         2. In consideration for the Release by the Former Executive provided in
Section 1 and the other terms and conditions hereof, the Company agrees to the following:

                  (a) The Company will use its reasonable efforts to cause a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission which includes 17,599 shares of Common Stock of the Company owned by the Former Executive.

                  (b) The Company will execute the Consulting Agreement in the form attached hereto as Exhibit B ("Consulting Agreement"), the terms of which are incorporated herein by reference.

                  (c) The Company will execute the Non-Statutory Stock Option Agreement in the form attached hereto as Exhibit C ("Option Agreement"), the terms of which are incorporated herein by reference. The Company also confirms the fact that Consultant holds an option to purchase 9,667 shares of Common Stock of the Company, which option may be exercised at any time prior to June 5, 2005 at the exercise price of $5.875 per share.

                  (d) The Company will execute the Release in the form attached hereto as Exhibit D (together with the Release referred to in Section 1(a), the "Releases"), the terms of which are incorporated herein by reference.

         3. The Former Executive agrees that he will not, at any time, disparage, demean or criticize, or do or say anything to cause injury to, the technology, products, customer relationships, business or management of the Company. In addition, the Former Executive agrees that he will hold the facts and circumstances of this Agreement in strict confidence and will not reveal the existence or the terms of this Agreement to anyone except his immediate family, tax advisers, lawyers or accountants or as may otherwise be required by law or by this Agreement. The Company agrees it will not, at any time, disparage, demean or criticize, or do anything to cause injury to the Former Executive.

         4. The Former Executive agrees to cooperate fully with the Company and its counsel in connection with any litigation matters or disputes involving the Company with respect to which the Former Executive has information that would be relevant to such matters and agrees to make himself available as may reasonably be necessary in connection with such matters, including, without limitation, litigation matters involving Donna Edmonds and/or Clinical Sales and Services, Inc. ("CSSI"). The Company will make a good faith effort to ensure that this cooperation and assistance will not unreasonably interfere with the Former Executive's employment or other business activities.

         5. Without in any way limiting the scope of the Release referred to in
Section 1(a), the Former Executive agrees not to assert as an employee, officer, director, or shareholder of CSSI or in any other capacity, any claims or causes of action against the Company, or any of its directors, officers or employees, nor to cooperate or voluntarily assist other parties in the assertion of any such claims or causes of action, for or in respect of any matters, actions or relationships between the Company and CSSI, including, without limitation, in respect of the Sales and Marketing Services Agreement dated as of September 18, 1995. This provision does not preclude the Former Executive from responding to a subpoena or other legal process.

         6. The Former Executive agrees and understands that he is entitled to no other compensation or benefits other than those enumerated in this Agreement and will not accrue or become entitled to any benefits other than as provided herein.

         7. The Former Executive hereby acknowledges he has had up to 21 days to consider the terms of this Agreement before signing, that he fully understands and accepts the terms of this Agreement, that his signature is freely, voluntarily and knowingly given, and that he has been provided a full opportunity to review and reflect on the terms of this Agreement and to obtain the advice of legal counsel of his choice, which advice the Company has encouraged him to obtain.

         8. After executing this Agreement, the Former Executive understands that he may rescind this Agreement by delivering written notice of such rescission ("Notice of Rescission") within 15 days of the date of such execution by certified mail, return receipt requested, to LifeRate Systems, Inc., 7210 Metro Boulevard, Edina, Minnesota 55439; Attn: Chief Executive Officer. The Former Executive understands that in the event he exercises this right of rescission, then this Agreement, the Consulting Agreement, the Option Agreement and the Releases shall all be simultaneously deemed to be rescinded and rendered null and void in all respects upon receipt by the Company of the Notice of Rescission.

         9. This Agreement does not constitute an admission that the Company violated any statute or principle of common law or engaged in any wrongdoing.

         10. This Agreement constitutes the entire agreement between the parties and supersedes all previous negotiations, representations and agreements heretofore made by the parties with respect to the subject matter hereof. No amendment, waiver or discharge hereof shall be valid unless in writing and executed by both parties hereto.

         11. The laws of the State of Minnesota will govern the validity, construction and performance of this Agreement, without regard to the conflict of law provisions of any jurisdictions. Any legal proceeding related to this Agreement will be brought in an appropriate Minnesota court, and both the Company and the Former Executive hereby consent to the exclusive jurisdiction of that court for this purpose.

         12. Whenever possible, each provision of this Agreement will be interpreted so that it is valid under the applicable law. If any provision of this Agreement is to any extent invalid under the applicable law, that provision will still be effective to the extent it remains valid. The remainder of this Agreement also will continue to be valid, and the entire Agreement will continue to be valid in other jurisdictions.

         13. The Former Executive may not assign this Agreement to any third party for whatever purpose without the express written consent of the Company. The Company may not assign this Agreement to any third party, except by operation of law through merger, consolidation, liquidation or recapitalization, or by sale of all or substantially all of the assets of the Company, without the express written consent of the Former Executive.

         14. The parties hereto agree that the rights granted by this Agreement are both unique and special, and the parties contemplate that enforcement of this Agreement may be had by recourse to the equitable remedies available in courts of appropriate jurisdiction in addition to any other remedies which may be or may become available at law.


         The parties have duly executed this Agreement as of the dates set forth below.

                                        LIFERATE SYSTEMS, INC.


Dated: June 4, 1996                     By: _____________________________

                                        Title: __________________________




Dated: June 4, 1996                     _________________________________
                                        Jeffrey B. Comer

                                        Address: ________________________

                                                 ________________________

                                                 ________________________